Visa Inc. Reports Fiscal Second Quarter 2022 Results
San Francisco, CA, April 26, 2022 – Visa Inc. (NYSE: V)
•GAAP net income of $3.6B or $1.70 per share and non-GAAP net income of $3.8B or $1.79 per share •Net revenues of $7.2B, an increase of 25%
•Payments volume, cross-border volume and processed transaction growth remained robust
•Returned $3.7B of capital to shareholders in the form of share repurchases and dividends

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q2 2022		Alfred F. Kelly, Jr., Chairman and Chief Executive Officer, Visa Inc., commented on the results:
	USD	% Change
Net Revenues	$7.2	25%
GAAP Net Income	$3.6	21%
"We had a very strong quarter amidst the invasion of Ukraine and our decision to suspend operations in Russia, with GAAP EPS up 23% and non-GAAP EPS up 30%. The Omicron variant impacts were short lived and the global economic recovery that began in the middle of last year continued. We had solid growth in most countries around the globe and across all elements of our business, with revenue growth of over 20% in consumer payments, new flows and value added services. While the geopolitical environment remains uncertain, we expect continued growth driven by a robust travel recovery and through the enablement of traditional and newer ways to pay globally."

GAAP Earnings Per Share	$1.70	23%
Non-GAAP Net Income(1)	$3.8	27%
Non-GAAP Earnings Per Share(1)	$1.79	30%
(1) Refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q2 2022
Payments Volume	17%
Cross-Border Volume Excluding Intra-Europe(2)	47%
Cross-Border Volume Total	38%
Processed Transactions	19%
(2) Cross-border volume excluding transactions within Europe.

Fiscal Second Quarter 2022 — Financial Highlights

GAAP net income in the fiscal second quarter was $3.6 billion or $1.70 per share, an increase of 21% and 23%, respectively, over prior year’s results. Current year’s results included $127 million of net losses from equity investments, $40 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs, and $60 million from the Russia-Ukraine charges. Prior year’s results included $152 million pertaining to a special item for additional indirect taxes, $156 million of net gains from equity investments, and $18 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $3.8 billion or $1.79 per share, increases of 27% and 30%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented). GAAP earnings per share growth was approximately 23% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 30% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count.

Net revenues in the fiscal second quarter were $7.2 billion, an increase of 25%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenues increased approximately 27% on a constant-dollar basis.

Payments volume for the three months ended December 31, 2021, on which fiscal second quarter service revenues are recognized, increased 20% over the prior year on a constant-dollar basis.

Payments volume for the three months ended March 31, 2022, increased 17% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drive our international transaction revenues, increased 47% on a constant-dollar basis for the three months ended March 31, 2022. Total cross-border volume on a constant-dollar basis increased 38% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended March 31, 2022, were 44.8 billion, a 19% increase over the prior year.

Fiscal second quarter service revenues were $3.5 billion, an increase of 24% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 16% over the prior year to $3.5 billion. International transaction revenues grew 48% over the prior year to $2.2 billion. Other revenues of $474 million rose 21% over the prior year. Client incentives, a contra-revenue item, were $2.5 billion and represented 25.8% of gross revenues.

GAAP operating expenses were $2.4 billion for the fiscal second quarter, an 11% increase over the prior year's results, primarily driven by increases in personnel and marketing expenses. GAAP operating expenses included the Russia-Ukraine charges in the current year, the amortization of acquired intangible assets and non-recurring acquisition-related costs in the current and prior year and the special item related to the additional indirect taxes for the prior year. Excluding these operating expense items, non-GAAP operating expenses increased 16% over the prior year, primarily driven by increases in marketing, personnel and general and administrative expenses.

GAAP non-operating expense was $260 million for the fiscal second quarter, including $127 million of net equity investment losses. Excluding this item, non-GAAP non-operating expense was $133 million.

GAAP effective income tax rate was 19.7% for the quarter ended March 31, 2022, including the tax impacts from the non-GAAP items. Excluding these items, the non-GAAP effective income tax rate was 19.6% for the quarter ended March 31, 2022.

Cash, cash equivalents and investment securities were $15.8 billion at March 31, 2022.

The weighted-average number of diluted shares of class A common stock outstanding was 2.14 billion for the quarter ended March 31, 2022.

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Other Notable Items

On March 10, 2022, Visa acquired Tink – an open banking platform that enables financial institutions, fintechs and merchants to build financial products and services and move money. Through a single API, Tink enables its customers to move money, access aggregated financial data, and use smart financial services such as risk insights and account verification. Tink is integrated with more than 3,400 banks and financial institutions, reaching millions of bank customers across Europe.

During the quarter ended March 31, 2022, economic sanctions were imposed on Russia by the U.S., European Union, United Kingdom and other jurisdictions and authorities, impacting Visa and its clients. We announced in March 2022 that we were suspending our operations in Russia. As a result, we are no longer generating revenue from domestic and cross-border activities related to Russia. Since 2015, domestic transactions have been processed by Russia’s state-owned payments operator, National Payment Card System. With respect to cross-border activities, all transactions initiated with Visa cards issued by financial institutions outside Russia no longer work within Russia, and all transactions on cards issued in Russia no longer work outside the country. Furthermore, we have deconsolidated our Russian subsidiary, as required under U.S. GAAP. For the first half of fiscal 2022 and full year fiscal 2021, total net revenues from Russia, including revenues driven by domestic as well as cross-border activities, were approximately 4% of our consolidated net revenues. With respect to Russia's invasion of Ukraine, our priority is ensuring the safety and security of our colleagues and their families who are directly impacted. We are in close contact with those in the region and are providing ongoing support to our colleagues.

During the three months ended March 31, 2022, Visa repurchased 13.8 million shares of class A common stock at an average price of $210.19 per share for $2.9 billion. In the six months ended March 31, 2022, Visa repurchased a total of 33.3 million shares of class A common stock, at an average price of $210.11 per share, using $7.0 billion of cash on hand. The Company had $9.7 billion of remaining authorized funds for share repurchase as of March 31, 2022.

On April 22, 2022, the board of directors declared a quarterly cash dividend of $0.375 per share of class A common stock (determined in the case of class B and C common stock and series A, B and C convertible participating preferred stock on an as-converted basis) payable on June 1, 2022, to all holders of record as of May 13, 2022.

Fiscal Second Quarter 2022 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at http://investor.visa.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and anticipated timing and benefits of our acquisitions. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of global economic, political, market, health and social events or conditions, including Russia's invasion of Ukraine and the sanctions and other measures being imposed in response, and the ongoing impacts of the COVID-19 pandemic, including the reopening of borders and resumption of international travel;
•increased oversight and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payment systems;
•outcome of tax, litigation and governmental investigation matters;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•proliferation and continuous evolution of new technologies and business models;
•our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;
•brand or reputational damage;
•exposure to loss or illiquidity due to settlement guarantees;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions and other strategic investments; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2021, and our subsequent reports on Forms 10-Q and
8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa Inc.

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories each year. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Andy Gerlt, 650-432-2990 Press@visa.com

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Fiscal Second Quarter 2022 — Financial Summary

Q2 FISCAL 2022 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Three Months Ended March 31, 2022	YoY Change

GAAP
Revenues
Service revenues	$3,521	24%
Data processing revenues	3,480	16%
International transaction revenues	2,208	48%
Other revenues	474	21%
Client incentives	(2,494)	25%
Net revenues	7,189	25%

Total operating expenses	$2,387	11%
Non-operating income (expense)	(260)	(644%)
Effective income tax rate	19.7%	3 ppt
Net income	$3,647	21%

Earnings per share	$1.70	23%

Non-GAAP (1)
Total operating expenses	$2,287	16%
Non-operating income (expense)	(133)	23%
Effective income tax rate	19.6%	3 ppt
Net income	$3,836	27%

Earnings per share	$1.79	30%

(1) Refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Q2 FISCAL 2022 KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	17%	14%
Cross-border volume excluding intra-Europe(2)	47%	42%
Cross-border volume total	38%	31%
Processed transactions	19%	19%

(2) Cross-border volume excluding transactions within Europe.

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Visa Inc. Consolidated Balance Sheets (unaudited)

	March 31, 2022	September 30, 2021
	(in millions, except per share data)
Assets
Cash and cash equivalents	$12,299	$16,487
Restricted cash equivalents—U.S. litigation escrow	882	894
Investment securities	1,230	2,025
Settlement receivable	1,632	1,758
Accounts receivable	2,135	1,968
Customer collateral	2,309	2,260
Current portion of client incentives	1,309	1,359
Prepaid expenses and other current assets	2,295	856
Total current assets	24,091	27,607
Investment securities	2,296	1,705
Client incentives	3,256	3,245
Property, equipment and technology, net	3,120	2,715
Goodwill	18,143	15,958
Intangible assets, net	27,006	27,664
Other assets	3,896	4,002
Total assets	$81,808	$82,896
Liabilities
Accounts payable	$182	$266
Settlement payable	2,409	2,443
Customer collateral	2,309	2,260
Accrued compensation and benefits	877	1,211
Client incentives	5,436	5,243
Accrued liabilities	3,172	2,334
Current maturities of debt	3,548	999
Accrued litigation	769	983
Total current liabilities	18,702	15,739
Long-term debt	17,479	19,978
Deferred tax liabilities	6,081	6,128
Other liabilities	3,557	3,462
Total liabilities	45,819	45,307
Equity
Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows:
Series A convertible participating preferred stock, less than one shares issued and outstanding at March 31, 2022 and September 30, 2021	422	486
Series B convertible participating preferred stock, 2 shares issued and outstanding at March 31, 2022 and September 30, 2021	1,045	1,071
Series C convertible participating preferred stock, 3 shares issued and outstanding at March 31, 2022 and September 30, 2021	1,520	1,523
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,648 and 1,677 shares issued and outstanding at March 31, 2022 and September 30, 2021, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at March 31, 2022 and September 30, 2021	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 10 shares issued and outstanding at March 31, 2022 and September 30, 2021	—	—
Right to recover for covered losses	(120)	(133)
Additional paid-in capital	18,876	18,855
Accumulated income	14,651	15,351
Accumulated other comprehensive income (loss), net:
Investment securities	(41)	(1)
Defined benefit pension and other postretirement plans	(48)	(49)
Derivative instruments	(136)	(257)
Foreign currency translation adjustments	(180)	743
Total accumulated other comprehensive income (loss), net	(405)	436

Total equity	35,989	37,589

Total liabilities and equity	$81,808	$82,896

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Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
	(in millions, except per share data)
Net revenues	$7,189	$5,729	$14,248	$11,416

Operating Expenses
Personnel	1,226	1,114	2,351	2,095
Marketing	314	206	594	411
Network and processing	190	179	380	352
Professional fees	125	82	225	165
Depreciation and amortization	207	201	405	398
General and administrative	325	363	567	566
Litigation provision	—	3	148	4
Total operating expenses	2,387	2,148	4,670	3,991

Operating income	4,802	3,581	9,578	7,425

Non-operating Income (Expense)
Interest expense, net	(134)	(121)	(268)	(257)
Investment income and other	(126)	168	129	208
Total non-operating income (expense)	(260)	47	(139)	(49)

Income before income taxes	4,542	3,628	9,439	7,376
Income tax provision	895	602	1,833	1,224
Net income	$3,647	$3,026	$7,606	$6,152

Basic Earnings Per Share
Class A common stock	$1.70	$1.38	$3.54	$2.80
Class B common stock	$2.76	$2.24	$5.74	$4.55
Class C common stock	$6.82	$5.52	$14.16	$11.22

Basic Weighted-average Shares Outstanding
Class A common stock	1,654	1,695	1,662	1,695
Class B common stock	245	245	245	245
Class C common stock	10	11	10	11

Diluted Earnings Per Share
Class A common stock	$1.70	$1.38	$3.54	$2.80
Class B common stock	$2.75	$2.24	$5.73	$4.54
Class C common stock	$6.81	$5.52	$14.15	$11.20

Diluted Weighted-average Shares Outstanding
Class A common stock	2,142	2,193	2,150	2,196
Class B common stock	245	245	245	245
Class C common stock	10	11	10	11

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Visa Inc. Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended March 31,
	2022	2021
	(in millions)
Operating Activities
Net income	$7,606	$6,152
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	4,865	3,850
Share-based compensation	318	275
Depreciation and amortization of property, equipment, technology and intangible assets	405	398
Deferred income taxes	21	(27)
VE territory covered losses incurred	(16)	(17)
(Gains) losses on equity investments, net	(104)	(172)
Other	(61)	(48)
Change in operating assets and liabilities:
Settlement receivable	3	(127)
Accounts receivable	(173)	(165)
Client incentives	(4,503)	(3,262)
Other assets	(291)	(116)
Accounts payable	(75)	(41)
Settlement payable	111	210
Accrued and other liabilities	(173)	(39)
Accrued litigation	(212)	(29)
Net cash provided by (used in) operating activities	7,721	6,842

Investing Activities
Purchases of property, equipment and technology	(440)	(318)
Investment securities:
Purchases	(1,948)	(2,015)
Proceeds from maturities and sales	1,975	3,871
Acquisitions, net of cash and restricted cash acquired	(1,945)	(75)
Purchases of / contributions to other investments	(55)	(30)
Other investing activities	81	41
Net cash provided by (used in) investing activities	(2,332)	1,474

Financing Activities
Repurchase of class A common stock	(7,053)	(3,509)
Repayments of debt	—	(3,000)
Dividends paid	(1,611)	(1,404)
Proceeds from issuance of commercial paper	300	—
Cash proceeds from issuance of class A common stock under employee equity plans	113	108
Restricted stock and performance-based shares settled in cash for taxes	(116)	(140)
Net cash provided by (used in) financing activities	(8,367)	(7,945)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(305)	16
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(3,283)	387

Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	19,799	19,171
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$16,516	$19,558

Supplemental Disclosure
Cash paid for income taxes, net	$2,107	$1,505
Interest payments on debt	$304	$340
Accruals related to purchases of property, equipment and technology	$27	$17

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Visa Inc. Quarterly Results of Operations (unaudited)

	Fiscal 2022 Quarter Ended		Fiscal 2021 Quarter Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(in millions)
Net revenues	$7,189	$7,059	$6,559	$6,130	$5,729

Operating Expenses
Personnel	1,226	1,125	1,047	1,098	1,114
Marketing	314	280	457	268	206
Network and processing	190	190	192	186	179
Professional fees	125	100	130	108	82
Depreciation and amortization	207	198	202	204	201
General and administrative	325	242	215	204	363
Litigation provision	—	148	1	(2)	3
Total operating expenses	2,387	2,283	2,244	2,066	2,148

Operating income	4,802	4,776	4,315	4,064	3,581

Non-operating Income (Expense)
Interest expense, net	(134)	(134)	(125)	(131)	(121)
Investment income and other	(126)	255	108	456	168
Total non-operating income (expense)	(260)	121	(17)	325	47

Income before income taxes	4,542	4,897	4,298	4,389	3,628
Income tax provision	895	938	714	1,814	602
Net income	$3,647	$3,959	$3,584	$2,575	$3,026

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance.

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses and the related tax impacts associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount and the related tax impact to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts and the related tax impacts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Litigation provision. During the six months ended March 31, 2022, we recorded an additional accrual to address claims associated with the interchange multidistrict litigation of $145 million, and related tax benefit of $32 million determined by applying applicable tax rates. Under the U.S. retrospective responsibility plan, we recover the monetary liabilities related to the U.S. covered litigation through a downward adjustment to the conversion rate of our class B common stock to shares of class A common stock.

•Russia-Ukraine charges. During the three and six months ended March 31, 2022, we recorded a loss within general and administrative expense of $35 million from the deconsolidation of our Russian subsidiary. We also incurred charges of $25 million in personnel expense as a result of steps taken to support our employees in Russia and Ukraine. We have excluded these amounts and the related tax benefit of $4 million, determined by applying applicable tax rates, as they are one-time charges and do not reflect the underlying performance of our business.

•Indirect taxes. During the three and six months ended March 31, 2021, we recognized a one-time charge within general and administrative expense of $152 million, and related tax benefit of $40 million determined by applying applicable tax rates. This charge is to record our estimate of probable additional indirect taxes, related to prior periods, for which we could be liable as a result of certain changes in applicable law. This one-time charge is not representative of our ongoing operations.

Our results are denominated in U.S. dollars and are calculated each quarter by applying an established U.S. dollar/foreign currency exchange rate for each local currency. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring financial performance, Visa Inc. reports year-over-year growth using a fixed current year U.S. dollar/foreign currency exchange rate for the current and prior year periods ("constant-dollar basis").

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results - continued (unaudited)

Non-GAAP operating expenses, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures:

	Three Months Ended March 31, 2022
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$2,387	$(260)	$895	19.7%	$3,647	$1.70
(Gains) losses on equity investments, net	—	127	28		99	0.05
Amortization of acquired intangible assets	(20)	—	4		16	0.01
Acquisition-related costs	(20)	—	2		18	0.01
Russia-Ukraine charges	(60)	—	4		56	0.03
Non-GAAP	$2,287	$(133)	$933	19.6%	$3,836	$1.79

	Six Months Ended March 31, 2022
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$4,670	$(139)	$1,833	19.4%	$7,606	$3.54
(Gains) losses on equity investments, net	—	(104)	(14)		(90)	(0.04)
Amortization of acquired intangible assets	(33)	—	7		26	0.01
Acquisition-related costs	(30)	—	4		26	0.01
Litigation provision	(145)	—	32		113	0.05
Russia-Ukraine charges	(60)	—	4		56	0.03
Non-GAAP	$4,402	$(243)	$1,866	19.4%	$7,737	$3.60

	Three Months Ended March 31, 2021
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$2,148	$47	$602	16.6%	$3,026	$1.38
(Gains) losses on equity investments, net	—	(156)	(35)		(121)	(0.05)
Amortization of acquired intangible assets	(13)	—	3		10	—
Acquisition-related costs	(5)	—	1		4	—
Indirect taxes	(152)	—	40		112	0.05
Non-GAAP	$1,978	$(109)	$611	16.8%	$3,031	$1.38

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results - continued (unaudited)

	Six Months Ended March 31, 2021
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$3,991	$(49)	$1,224	16.6%	$6,152	$2.80
(Gains) losses on equity investments, net	—	(172)	(39)		(133)	(0.06)
Amortization of acquired intangible assets	(25)	—	6		19	0.01
Acquisition-related costs	(8)	—	2		6	—
Indirect taxes	(152)	—	40		112	0.05
Non-GAAP	$3,806	$(221)	$1,233	16.7%	$6,156	$2.80

(1)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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